UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 7, 2023

SENECA FOODS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-01989 (Commission File Number)	16-0733425 (IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York 14450
(Address of Principal Executive Offices, including zip code)

(585) 495-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock Class A, $.25 Par	SENEA	NASDAQ Global Select Market
Common Stock Class B, $.25 Par	SENEB	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) As previously disclosed, on June 19, 2023, Plante Moran, P.C. (“Plante Moran”) notified Seneca Foods Corporation (the "Company") that Plante Moran was evaluating whether to continue its Securities and Exchange Commission (SEC) audit practice in the Company's primary industry and was therefore likely to decline to stand for re-appointment as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024. In response thereto, the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors conducted a comprehensive, competitive process to select a new independent registered public accounting firm. As a result of this process, effective November 7, 2023, the Audit Committee approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 31, 2024 and dismissed Plante Moran from that role. Plante Moran reviewed the Company's interim condensed consolidated financial statements for the quarterly periods ended July 1, 2023 and September 30, 2023 and Deloitte will review the Company’s interim condensed consolidated financial statements for the quarterly period ending December 30, 2023.

The audit reports of Plante Moran on the Company’s consolidated financial statements as of and for the fiscal years ended March 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended March 31, 2023 and 2022 and subsequent interim periods through the date of the filing of this Form 8-K, there have been no disagreements with Plante Moran on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Plante Moran, would have caused Plante Moran to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such periods.

During the two most recent fiscal years ended March 31, 2023 and 2022 and subsequent interim periods through the date of the filing of this Form 8-K, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K, except that, as previously disclosed, the Company reported that there was a material weakness in the Company’s internal control over financial reporting as of March 31, 2023. This material weakness related to the accounting for valuing inventory using the last-in, first-out (LIFO) method and was identified by management subsequent to the fiscal year-end audit and disclosed in the Company’s Current Report on Form 8-K filed with the SEC on July 25, 2023. A material weakness cannot be considered remediated until the applicable remedial controls operate for a sufficient time and management has concluded, through testing, that these controls are operating effectively. The required testing for remediation is expected to occur prior to the Company completing its internal control over financial reporting assessment as of March 31, 2024. This reportable event was discussed among the Company’s management, the Audit Committee and Plante Moran. Plante Moran has been authorized by the Company to respond fully to the inquiries of Deloitte, the successor accountant, concerning this reportable event.

The Company has provided Plante Moran with a copy of this Form 8-K and requested that Plante Moran furnish a letter addressed to the SEC stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A copy of Plante Moran’s letter dated November 13, 2023, is filed as Exhibit 16.1 to this Form 8-K.

(b) During the fiscal years ended March 31, 2023 and 2022, and the subsequent interim period through the date of the filing of this Form 8-K, neither the Company nor anyone on its behalf has consulted with Deloitte regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 16.1	Letter of Plante Moran to the Securities and Exchange Commission dated November 13, 2023 (filed herewith).
Exhibit 104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2023	SENECA FOODS CORPORATION

	By:	/s/ Michael S. Wolcott
	Name:	Michael S. Wolcott
	Title:	Chief Financial Officer